SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

ADEONA PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-12584 (Commission File No.)	13-3808303 (IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:       (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2010, Adeona Pharmaceuticals, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the By-laws of the Company. The Amendment became effective immediately on its adoption. The Amendment restated Section 1.02 of the Bylaws to: (1) indicate that special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President to be held at such date, time and place either within or without the State of Nevada as may be stated in the notice of the meeting; and (2) specify that a special meeting of stockholders shall be called by the Secretary within 120 days of his or her receipt of a written request, stating the purpose of the meeting, from stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting.

The addition of the 120 day notice period will allow the Company time to prepare a proxy statement and clear it with the SEC, give the shareholders time to vote on it and give the brokerage community time to collect the votes.  The purpose of the Amendment is to provide a procedure that will enable shareholders  the necessary time to evaluate a proposed takeover transaction with the view toward maximizing shareholder value.

Item 9.01.      Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

3.1	Amended By-laws*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS INC.

Date: June 3, 2010	By:	/s/ James S. Kuo
	Name:	James S. Kuo
	Its:	Chairman, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended By-laws*

* Filed herewith.